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 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1996

                                                     REGISTRATION NO. 333-11081
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                   INTELIDATA TECHNOLOGIES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                  7373, 3661                  54-1820617
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
      JURISDICTION        CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)
   OF INCORPORATION OR
      ORGANIZATION)


                          13100 WORLDGATE DRIVE

                                SUITE 600

                         HERNDON, VIRGINIA 20170

                              (703) 834-8500
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ALBERT N. WERGLEY, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL

                          13100 WORLDGATE DRIVE

                                SUITE 600

                         HERNDON, VIRGINIA 20170

                              (703) 834-8500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                 THE COMMISSION IS REQUESTED TO SEND COPIES OF
                            ALL COMMUNICATIONS TO:

           DAVID M. CARTER                         THOMAS L. FAIRFIELD
          HUNTON & WILLIAMS                  LEBOEUF, LAMB, GREENE & MACRAE,
    RIVERFRONT PLAZA, EAST TOWER                         L.L.P.
        951 EAST BYRD STREET                         GOODWIN SQUARE
      RICHMOND, VIRGINIA 23219                      225 ASYLUM STREET
                                               HARTFORD, CONNECTICUT 06103

                              -----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                               EXPLANATORY NOTE

     This Amendment No. 3 is being filed solely to amend the Registration Statement filed with the Securities and Exchange Commission on August 29, 1996, as amended on September 4, 1996, and October 8, 1996, to include a notice to the stockholders of Colonial Data Technologies Corporation of a special meeting of stockholders, which was inadvertantly omitted and to replace a draft exhibit with the final version.

                       COLONIAL DATA TECHNOLOGIES CORP.
                           80 PICKETT DISTRICT ROAD
                        NEW MILFORD, CONNECTICUT 06776

                               ----------------
                   NOTICE TO STOCKHOLDERS OF SPECIAL MEETING

                       TO BE HELD NOVEMBER 7, 1996
                               ----------------

To the Stockholders of Colonial Data Technologies Corp.:

  Notice is Hereby Given that Special Meeting of the Stockholders (the "Colonial Data Meeting") of Colonial Data Technologies Corp. ("Colonial Data") will be held at 13100 Worldgate Drive, Suite 600, Herndon, Virginia, on November 7, 1996, at 9:00 a.m., local time for the following purposes:

  (1) To consider and to vote upon an Agreement and Plan of Merger, dated as of August 5, 1996 (the "Merger Agreement"), by and between Colonial Data and US Order, Inc., a Delaware corporation ("US Order"), pursuant to which Colonial Data and US Order will be merged with and into InteliData Technologies Corporation, a Delaware corporation ("InteliData"). The Merger Agreement provides that each outstanding share of common stock of Colonial Data will be converted into the right to receive one share of common stock of InteliData and each outstanding share of common stock of US Order will be converted into the right to receive one share of common stock of InteliData. The respective mergers of US Order and Colonial Data with and into InteliData will become effective simultaneously with InteliData being the surviving corporation. A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix I.

  (2) To transact such other business as may be properly brought before the Colonial Data Meeting or at any and all adjournments or postponements thereof.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT FOR THE REASONS SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

  PLEASE READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY.

  Only stockholders of record at the close of business on October 4, 1996, are entitled to notice of, and to vote at, the Colonial Data Meeting. Whether or not you plan to attend the Colonial Data Meeting in person, you are requested to sign, date and return the enclosed proxy card in the enclosed prepaid envelope as soon as possible. PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. Stockholders attending the Colonial Data Meeting may vote in person even if they have returned a proxy card.

                                          By Order of the Board of Directors,


                                          John N. Giamalis
                                          Secretary

New Milford, Connecticut

October 9, 1996


              YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE
                AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HERNDON, COMMONWEALTH OF VIRGINIA, ON THE 9TH DAY OF OCTOBER, 1996.

                                          InteliData Technologies Corporation

                                          (Registrant)

                                                   /s/ Albert N. Wergley
                                          By: _________________________________
                                                     Albert N. Wergley
                                                         President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSON IN THE CAPACITIES INDICATED ON OCTOBER 9, 1996.

              SIGNATURE                                   TITLE

        /s/ Albert N. Wergley           President, Treasurer and Sole Director
-------------------------------------    (Principal Executive Officer and
          ALBERT N. WERGLEY              Principal Financial and Accounting
                                         Officer)

                                      II-4
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                               INDEX TO EXHIBITS

 SEQUENTIAL
 EXHIBIT NO. DESCRIPTION
 ----------- -----------
     8.1     Tax Opinion of Hunton & Williams.